Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted	Nancy Hamilton
Investor Relations Manager	Chief Financial Officer
(303) 440-5330 ext. 350	(303) 440-5330 ext. 524
bhusted@spectralink.com	nhamilton@spectralink.com

SpectraLink Delivers Record Quarterly Revenues and Grows Quarterly
Earnings 51% Year-over-Year

BOULDER, Colo. — January 28, 2004 — SpectraLink Corporation (Nasdaq: SLNK) today reported earnings per diluted share of $0.13 on net income of $2.5 million for the fourth quarter of 2003. This represents a 51% increase over net income of $1.7 million in the fourth quarter of 2002, which delivered $0.09 earnings per diluted share, and a 12% increase over third quarter 2003 net income. Fourth quarter revenue grew to a record $19.9 million compared to $16.5 million a year ago, representing 21% year-over-year quarterly growth and 8% sequential growth over the third quarter of 2003.

For the year ended December 31, 2003, earnings per diluted share were $0.42 on net income of $8.2 million and revenue of $71.4 million. This represents 51% growth in annual net income, and over 17% growth in annual revenue, when compared to 2002 net income of $5.4 million and $60.9 million in revenue that generated $0.28 earnings per diluted share.

John Elms, president and CEO of SpectraLink, said, “I am extremely pleased that we ended 2003 on such a positive note, achieving record revenues for both the quarter and the year. I was also pleased to see the sales of our NetLink Wireless Telephones approach the levels of our Link Wireless Telephone Systems in the recently completed quarter. With the cost of 802.11 infrastructure continuing to drop, and the new lower price points of SpectraLink’s 802.11 compatible NetLink Wireless Telephones, the shift from our proprietary voice-only Link systems to our NetLink products is proceeding as expected. We believe that this trend will continue to where NetLink will be the clear product of choice with our customers.”

“Our strong quarterly financial results delivered year-over-year growth as well as sequential growth from the third to the fourth quarter of 2003,” said Nancy Hamilton, SpectraLink CFO. “The sequential quarterly growth of revenue by 8% and earnings by 12% was a very positive way to close out the year.” Hamilton went on to say, “We generated more than $3.4 million in cash from operations this quarter, marking 20 consecutive quarters of positive cash flow from operations. It is gratifying to see our cash and cash equivalents grow to almost $52 million while days-sales-outstanding on accounts receivable remained at 51.”

“It is very rewarding to see the market respond favorably to our industry leading wireless telephony solutions,” said John Elms, SpectraLink president and CEO. “With the introduction of our new lower priced products in 2003, SpectraLink is well positioned to lead the global market in meeting demand for wireless in the workplace. To ensure the demand for our products continues to grow, SpectraLink is focusing its efforts on expanding our strategic OEM relationships.” Elms continued, “We are excited to be the partner of choice for the leading telephony providers in the world and look to these relationships to expand our reach deeper into our current vertical markets as well as the international and large enterprise markets that offer such tremendous opportunity.”

Webcast Information

SpectraLink will hold an audio webcast to discuss fourth quarter and fiscal year 2003 earnings results, today, January 28, at 4:30 pm Eastern Time. You can access the webcast and archive at http://www.spectralink.com.

Safe Harbor Provision

Portions of this script contain forward-looking statements regarding future events based on current expectations. These forward-looking statements and other statements, such as statements regarding the future financial performance of SpectraLink, are subject to risks and uncertainties. Prospective investors should not place undue reliance on such forward-looking statements. SpectraLink cautions you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: the inability to close several large orders in the sales pipeline; adverse changes in economic and business conditions affecting SpectraLink’s customers; the failure of the market for on-premises wireless telephone systems to grow or to grow as quickly as SpectraLink anticipates; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; SpectraLink’s reliance on sole or limited sources of supply for many components and equipment used in its manufacturing process; the risk of business interruption arising from SpectraLink’s dependence on a single manufacturing facility; changes in rules and regulations of the FCC; and SpectraLink’s reliance on its 802.11 technology partners to continue to provide the wireless local area network for SpectraLink’s NetLink product, and to provide access points which support SpectraLink Voice Priority. For additional information concerning factors that could cause actual results to differ materially from the results indicated by the forward-looking statements and other statements in this script, we refer you to the documents SpectraLink files from time to time with the Securities and Exchange Commission, including the section titled Forward-Looking Statement Factors in our Annual Report on Form 10-K for the year ended December 31, 2002 and the section titled Forward-Looking Statement Factors in our Form 10-Q for the quarterly period ended September 30, 2003. These filings are available on the Investors section of SpectraLink’s website located at www.spectralink.com. SpectraLink expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof.

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All trademarks, trade names, registered trademarks, or registered trade names are property of their respective holders. For more information, visit the SpectraLink website at www.spectralink.com.

Three pages of tables attached

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except per share amounts)
(unaudited)

	December 31,	December 31,
	2003	2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,861	$44,211
Trade accounts receivable, net of allowance of $341 and $311, respectively	14,470	11,236
Income taxes receivable	204	105
Inventory, net of allowance of $591 and $651, respectively	7,653	7,449
Deferred income tax — current portion	1,562	975
Other	800	798

Total current assets	76,550	64,774
Property and equipment, at cost:
Furniture and fixtures	2,312	1,632
Equipment	9,245	7,240
Leasehold improvements	989	865

	12,546	9,737
Less — accumulated depreciation	(8,463)	(7,224)

Net property and equipment	4,083	2,513
Deferred income tax — non current portion	151	165
Other long term assets	387	232

TOTAL ASSETS	$81,171	$67,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,453	$1,023
Accrued payroll, commissions and employee benefits	3,114	2,069
Accrued sales, use and property taxes	724	512
Accrued warranty expenses	493	274
Other accrued expenses and liabilities	2,269	1,657
Deferred revenue	6,319	5,281

Total current liabilities	14,372	10,816
LONG-TERM LIABILITIES	250	178

TOTAL LIABILITIES	14,622	10,994

STOCKHOLDERS’ EQUITY:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 22,800 and 22,130 shares issued, respectively, and 18,871 and 18,648 shares outstanding, respectively	227	221
Additional paid-in capital	71,010	63,763
Retained earnings	24,706	18,412
Treasury stock, 3,929 shares and 3,482 shares, respectively, at cost	(29,394)	(25,706)

TOTAL STOCKHOLDERS’ EQUITY	66,549	56,690

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$81,171	$67,684

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share amounts)
(unaudited)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2003	2002	2003	2002
NET SALES	$19,880	$16,486	$71,428	$60,901
COST OF SALES	6,711	5,419	23,549	21,035

Gross Profit	13,169	11,067	47,879	39,866
OPERATING EXPENSES:
Research and Development	1,847	1,737	7,759	6,501
Marketing and Selling	6,231	5,854	23,110	21,440
General and Administrative	1,164	867	4,230	3,742

Total Operating Expenses	9,242	8,458	35,099	31,683

INCOME FROM OPERATIONS	3,927	2,609	12,780	8,183
INVESTMENT INCOME AND OTHER	71	113	302	551

INCOME BEFORE INCOME TAXES	3,998	2,722	13,082	8,734
INCOME TAX EXPENSE	1,454	1,034	4,906	3,319

NET INCOME	$2,544	$1,688	$8,176	$5,415

BASIC EARNINGS PER SHARE	$0.14	$0.09	$0.44	$0.29

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	18,800	18,700	18,570	18,960

DILUTED EARNINGS PER SHARE	$0.13	$0.09	$0.42	$0.28

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	19,740	18,920	19,270	19,240

SPECTRALINK CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	For the Years Ended
	December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,176	$5,415
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,239	1,089
Income tax benefit from the exercise of stock options	2,060	94
Provision for bad debts	34	229
Provision for excess and obsolete inventory	498	512
Amortization of premium on investments in marketable securities	—	4
Deferred income taxes	(573)	609
Changes in assets and liabilities -
(Increase) decrease in trade accounts receivable	(3,268)	1,448
(Increase) decrease in income taxes receivable	(99)	2,474
(Increase) decrease in inventory	(702)	112
(Increase) in other assets	(157)	(277)
Increase in accounts payable	430	14
Increase in accrued liabilities, income taxes payable and deferred revenue	3,089	2,167

Net cash provided by operating activities	10,727	13,890

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,681)	(1,384)
Maturity of investments in marketable securities	—	1,000

Net cash used in investing activities	(2,681)	(384)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under long-term obligation	(19)	—
Proceeds from exercises of common stock options	4,584	962
Proceeds from issuances of common stock	609	590
Dividends paid	(1,882)	—
Purchases of treasury stock	(3,688)	(8,089)

Net cash used in financing activities	(396)	(6,537)

INCREASE IN CASH AND CASH EQUIVALENTS	7,650	6,969
CASH AND CASH EQUIVALENTS, beginning of year	44,211	37,242

CASH AND CASH EQUIVALENTS, end of year	$51,861	$44,211

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$1,981	$190

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under long-term obligation	$128	$—